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                                                                      Exhibit 99

[LOGO]                FIRST FINANCIAL CARIBBEAN CORPORATION

                                                 March 20, 1996

                                        Contact: Richard F. Bonini
                                                 Senior Executive Vice President
                                            Tel. (809) 749-7108
                                                 (212) 561-8711


                     FIRST FINANCIAL CARIBBEAN CORPORATION
                     -------------------------------------
                ANNOUNCES REDEMPTION OF SERIES A PREFERRED STOCK
                -------------------------------------------------

     San Juan, Puerto Rico March 20, 1996 - First Financial Caribbean Corporation (NASDAQ: FRCC) announced today that it will redeem all shares of its 10 1/2% Cumulative Convertible Preferred Stock, Series A, on May 10, 1996, at a redemption price of $10.90 per share, plus accrued and unpaid dividends from April 1, 1996 through May 10, 1996. First Financial will pay the regular quarterly dividend on the Series A Preferred Stock on April 1, 1996 to holders of record on March 14, 1996, as previously announced.








  1159 F.D. ROOSEVELT AVE.    SAN JUAN, PUERTO RICO 00920    (809) 781-3300
                      (809) 756-1790 FAX: (809) 756-1780